EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 13, 2002, except as to the information in Note P for which the date is December 16, 2002, relating to the financial statements of Indevus Pharmaceuticals, Inc., which appears in Indevus Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 27, 2003

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